Exhibit 10.3

State of Delaware Secretary of State Division of Corporations Delivered 11:17 AM 05/29/2025 FILED 11:17 AM 05/29/2025 SR 20252773385 - File Number 5576616

CERTIFICATE OF AMENDMENT TO
CERTIFICATE OF DESIGNATIONS OF PREFERENCES AND RIGHTS OF
SERIES C CONVERTIBLE PREFERRED STOCK
OF
Avalon GloboCare Corp.

a Delaware corporation

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, the undersigned Chief Financial Officer of Avalon GloboCare Corp. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, does hereby file this Certificate of Amendment to Certificate of Designations of Preferences and Rights of Series C Convertible Preferred Stock and DOES HEREBY CERTIFY that pursuant to the authority contained in the Corporation’s Certificate of Incorporation, as follows:

FIRST: The name of the Corporation is Avalon GloboCare Corp.

SECOND: The Corporation’s Certificate of Designations of Preferences and Rights of Series C Convertible Preferred Stock was filed with the Secretary of State of the State of Delaware on December 13, 2024.

THIRD: There are 3,500 shares of the Series C Convertible Preferred Stock issued and outstanding as of the date hereof. The approval of the holders of the issued and outstanding shares of Series C Convertible Preferred Stock has been received with respect to the amendment of the Certificate of Designations of Preferences and Rights of Series C Convertible Preferred Stock as set forth herein.

FOURTH: The Certificate of Incorporation of the Corporation authorizes the issuance by the Corporation of 10,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”), and, further, authorizes the Board of Directors of the Corporation, to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the Delaware General Corporation law.

FIFTH: By unanimous written consent of the Board of Directors of the Corporation dated May 29, 2025, and written consent of the holders of the Series C Convertible Preferred Stock dated May 29, 2025, and acting in accordance with the provision of Sections 141, 228 and 242 of the Delaware General Corporation Law, the Board of Directors of the Corporation and the holders of the Series C Convertible Preferred Stock, each adopted resolutions to amend the Certificate of Designations of Preferences and Rights of Series C Convertible Preferred Stock (the “Certificate of Designations”), as follows:

The percentage “19.99%” in Section 6(d) of the Certificate of Designations is hereby amended to be “4.99%”.

IN WITNESS WHEREOF, Avalon GloboCare Corp. has caused this Certificate of Amendment to Certificate of Designations of Preferences and Rights of Series C Convertible Preferred Stock to be signed by a duly authorized officer on this 29th day of May, 2025.

Avalon GloboCare Corp.

By:	/s/ Luisa Ingargiola
Name:	Luisa Ingargiola
Title:	Chief Financial Officer